Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Tender of Shares of Class A Common Stock
of
EMMIS COMMUNICATIONS CORPORATION
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JUNE 13, 2005, UNLESS THE OFFER IS EXTENDED.
      As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of Emmis Communications Corporation, an Indiana corporation (“Emmis”), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
Wachovia Bank, N.A.

By Mail: Wachovia Bank, N.A. Securities Processing Center PO Box 859208 Braintree, MA 02185-9208 (800) 829-8432	By Overnight Delivery: Wachovia Bank, N.A. Securities Processing Center 161 Bay State Drive Braintree, MA 02184 (800) 829-8432	By Hand: Wachovia Bank, N.A. Securities Processing Center 161 Bay State Drive Braintree, MA 02184 (800) 829-8432
      Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.
      This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to Emmis Communications Corporation, an Indiana corporation (“Emmis”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
      Number of shares of Class A common stock to be tendered:                                                    shares.
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
          By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares of Class A common stock at the price checked. This action could result in none of the shares of Class A common stock being purchased if the purchase price determined by Emmis for the shares of Class A common stock is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES OF CLASS A COMMON STOCK AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/ OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES OF CLASS A COMMON STOCK ARE TENDERED. The same shares of Class A common stock cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED
☐ $17.25
☐ $17.50
☐ $17.75
☐ $18.00
☐ $18.25
☐ $18.50
☐ $18.75
☐ $19.00
☐ $19.25
☐ $19.50
☐ $19.75
OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)
          By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares of Class A common stock at the purchase price, as the same shall be determined by Emmis in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance of having Emmis purchase all of the shares of Class A common stock the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares of Class A common stock and is willing to accept the purchase price determined by Emmis in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $17.25.
          CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Instruction 14 of the Letter of Transmittal)
          To be completed only if shares of Class A common stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Class A common stock. The undersigned either (check one box):

☐	Is the beneficial or record owner of an aggregate of fewer than 100 shares of Class A common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A common stock and is tendering all of the shares of Class A common stock.
          In addition, the undersigned is tendering shares of Class A common stock either (check one box):

☐	at the purchase price, as the same will be determined by Emmis in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Price (In Dollars) Per Share at Which Shares Are Being Tendered.”
CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)
          A tendering shareholder may condition his or her tender of shares of Class A common stock upon Emmis purchasing a specified minimum number of the shares of Class A common stock tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares of Class A common stock you indicate below is purchased by Emmis pursuant to the terms of the Offer, none of the shares of Class A common stock tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares of Class A common stock that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares of Class A common stock that must be purchased, if any are purchased, is: shares.
          If, because of proration, the minimum number of shares of Class A common stock designated will not be purchased, Emmis may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares of Class A common stock and checked this box:

☐	The tendered shares of Class A common stock represent all shares of Class A common stock held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated: ______________________________, 2005

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Account Number at Book-Entry Transfer Facility:
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares of Class A common stock tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares of Class A common stock tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Class A common stock to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: ______________________________, 2005

Note: Do not send certificates for shares of Class A common stock with this Notice.
Certificates for Shares of Class A common stock should be sent with your Letter of Transmittal.

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